SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant☐

Check the appropriate box:
☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Brantley Capital Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☒  No fee required.

      ☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

20600 Chagrin Boulevard, Suite 1150

Cleveland, Ohio 44122

          , 2001

Dear Stockholders:

      You are cordially invited to attend the Special Meeting of the Stockholders of Brantley Capital Corporation, a Maryland corporation (the “Company”), to be held on           , 2001 at 10:00 a.m. Eastern Daylight Time, at the Residence Inn, Beachwood, Ohio, for the purposes set forth on the enclosed Notice of Special Meeting of Stockholders.

      At the meeting, you will be asked to consider and vote upon a proposal (the “Proposal”) to authorize the Company to sell shares of its common stock at prices per share below the then-current net asset value per share. If the Proposal is approved, the Company would be authorized to sell its common stock at such prices for a period of one year, in one or more offerings, with an aggregate value of up to $100 million.

      The Board of Directors believes that approval of the Proposal is important because of the flexibility it would provide the Company to raise additional equity capital at prices below net asset value per share so that the Company can continue to grow and expand its portfolio Company investments. The Board of Directors also believes that approval of the Proposal is advisable and in the best interests of the Company and its stockholders and strongly urges you to vote FOR the Proposal.

      More detailed information concerning the Proposal is set forth in the accompanying Proxy Statement, which you should read carefully before completing and returning the enclosed proxy.

Sincerely,

ROBERT P. PINKAS
Chairman of the Board, Chief Executive Officer and Treasurer

BRANTLEY CAPITAL CORPORATION

20600 Chagrin Boulevard, Suite 1150
Cleveland, Ohio 44122

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on             , 2001

      Notice is hereby given that a Special Meeting of the Stockholders of Brantley Capital Corporation, a Maryland corporation (the “Company”), will be held on               , 2001 at 10:00 a.m. Eastern Daylight Time, at the Residence Inn, Beachwood, Ohio, for the following purposes:

1.	To authorize the Company, for a period of one year, to sell shares of its Common Stock with a value of up to $100 million in the aggregate, in one or more offerings, at prices per share below the then-current net asset value per share; and

2.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

      The holders of record of shares of Common Stock of the Company at the close of business on           , 2001 will be entitled to receive notice of and vote at the Special Meeting.

      It is important to your interests that all stockholders participate in the affairs of the Company, regardless of the number of shares you own. Accordingly, we urge you promptly to fill out, sign and return the enclosed proxy even if you plan to attend the meeting. You have the option to revoke it at any time prior to the meeting, or to vote your shares personally on request if you attend the meeting.

By order of the Board of Directors,

PAUL H. CASCIO
Vice President and Secretary

             , 2001

BRANTLEY CAPITAL CORPORATION

             , 2001

PROXY STATEMENT

General Information

      The proxy that accompanies this statement is being solicited by the Board of Directors (the “Board”) of Brantley Capital Corporation, a Maryland corporation (the “Company”), for use at the Special Meeting of the Stockholders (the “Special Meeting”) to be held on             , 2001, or at any adjournment thereof. This proxy statement was first mailed on or about             , 2001 to stockholders of record on             , 2001.

      Any stockholder giving a proxy for the meeting may revoke it before it is exercised by giving a later dated proxy or by giving notice of revocation to the Company in writing or in the open meeting. However, the mere presence at the meeting of the stockholder granting a proxy does not revoke the proxy. Unless revoked as stated above, the shares of common stock, par value $.01 per share (the “Common Stock”), represented by valid proxies, will be voted on all matters to be acted upon at the meeting. On any matter or matters with respect to which the proxy contains instructions for voting, such shares will be voted in accordance with such instructions. Abstentions and broker non-votes will be deemed to be present for the purpose of determining a quorum for the meeting, but shares that are voted as abstentions and broker non-votes, together with any other shares not voted at the Special Meeting, will have the effect of a vote against the proposal. A broker non-vote exists where a broker proxy indicates that the broker is not authorized to vote on a particular proposal.

      The cost of solicitation of proxies in the form accompanying this statement will be borne by the Company. Proxies will be solicited by mail or by telephone or personal interview with an officer or regular employee of the Company, or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock held of record by such brokers, custodians, nominees or fiduciaries, each of whom will be reimbursed by the Company for its expenses in so doing. In addition, the Company has retained Georgeson Shareholder Communications, Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee estimated to be $15,000, plus reimbursement of out-of-pocket expenses.

      The record date for determination of stockholders entitled to vote at the Special Meeting is             , 2001. As of August 30, 2001, the outstanding voting securities of the Company consisted of 3,810,535 shares of Common Stock. Each share of Common Stock has one vote. The presence, in person or by proxy, of the holders of a majority of the Common Stock of the Company outstanding and entitled to be cast shall constitute a quorum for the purposes of the Special Meeting.

      The Company’s investment adviser, Brantley Capital Management, L.L.C. (the “Investment Adviser”), is located at 20600 Chagrin Boulevard, Suite 1150, Cleveland, Ohio, 44122. The Company’s administrator is State Street Bank and Trust Company, located at 225 Franklin Street, Boston, Massachusetts, 02110.

AUTHORIZATION OF THE SALE OF COMMON STOCK

BELOW CURRENT NET ASSET VALUE

Introduction

      The Company is requesting that the stockholders authorize the Company, for a period of one year, to sell shares of its Common Stock with a value of up to $100 million in the aggregate, in one or more offerings, at prices per share below the then-current net asset value per share. The Company is a closed-end, non-diversified company that has elected to be treated as a “business development company” (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The 1940 Act prohibits the Company, as a BDC, from selling shares of its Common Stock at a price per share below the net asset value per share for such Common Stock unless, among other conditions, the policy and practice of making such sales is approved by holders of a majority of the outstanding shares of the Company’s Common Stock, as well as by the holders of a majority of such shares of Common Stock who are not affiliates of the Company.

      The Company anticipates that its current assets will be fully invested within the next twelve months. Therefore, the Company believes it is appropriate to seek additional capital through one or more offerings of its Common Stock. In addition, the Company believes that current market conditions, influenced by more stringent credit standards of commercial banks and more conservative capital structures sought by entrepreneurs and equity sponsors, have created an increased demand for mezzanine investments. Accordingly, the Company intends to use a substantial portion of the net proceeds from any offerings pursuant to the authority being sought by the Company to significantly expand its origination of mezzanine investments.

      The Company’s mezzanine investments are expected to range in size from $2 to $7 million. The Company expects to structure these investments, similar to its existing mezzanine investments, as subordinated notes with fixed interest rates ranging from 12% to 18%, an equity feature such as warrants to buy equity in the portfolio company at a nominal price, and maturities of five to seven years.

      The Company has filed a registration statement with the Securities and Exchange Commission (the “Commission”) for an offering of up to 5,750,000 shares of its Common Stock. It is anticipated that those shares will be sold in an underwritten offering after the registration statement becomes effective. On August 30, 2001, the last reported sales price of the Company’s Common Stock was $9.00 per share. The net asset value per share of the Company’s Common Stock at June 30, 2001, was $14.55.

Description Of Proposal And Required Vote

      The Company is asking the stockholders to authorize the Company:

For a period of one year, to sell shares of its Common Stock with a value of up to $100 million in the aggregate, in one or more offerings, at prices per share below the then-current net asset value per share.

      Since the Company’s Common Stock began trading in December 1996, it has consistently traded at a discount from net asset value per share. In general, shares of BDCs that invest primarily in private equity securities tend to trade at a discount from net asset value per share.

      Thus, if the Company proceeds with its plans to raise capital through sales of shares of its Common Stock in either a public offering or a private financing, the price per share for its stock is likely to be below the then-current net asset value per share. The 1940 Act generally provides that the Company may sell its Common Stock at prices per share below the then-current net asset value per share, provided that:

•	the holders of a majority of the outstanding voting securities and the holders of a majority of the outstanding voting securities that are not affiliated persons of the Company, approve the Company’s policy and practice of making such sales below the current net asset value per share at a meeting of stockholders within one year immediately prior to any such sale;

•	such sales are approved by a required majority of the directors as being in the best interests of the Company and its stockholders; and

•	a required majority of the directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.

With respect to this proposal, the 1940 Act defines “a majority of the outstanding voting securities” of a company as (1) 67% or more of the voting securities present at such meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (2) 50% of the outstanding voting securities, whichever of the two is the lesser. In addition, the 1940 Act defines “required majority” as both (1) a majority of the BDC’s directors who have no financial interest in the proposed transaction, plan or arrangement, and (2) a majority of such directors who are not interested persons of the BDC.

Effects Of Issuance Of Shares At A Price Per Share Below Current Net Asset Value Per Share

      If the stockholders approve this proposal, the Company will be permitted, but not required or otherwise obligated, for a period of one year, to sell shares of its Common Stock with a value of up to $100 million in the aggregate, in one or more offerings, at prices per share below the then-current net asset value per share. The sale of a substantial number of shares of Common Stock at prices per share below the net asset value per share would dilute the net asset value per share of the Company’s Common Stock. Thus, before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of such sale. The Board believes that the dilution in net asset value per share resulting from offerings of shares of the Company’s Common Stock may be significantly outweighed by the benefits of such offerings to the Company and its stockholders.

      In determining whether or not to sell additional shares at prices per share below the then-current net asset value per share, the Board will have fiduciary obligations to act in the best interests of the Company and its stockholders and must comply with the other requirements of the 1940 Act described above. In this regard, the Board will consider, among other factors, the extent of the discount of the market price from net asset value, the prospects for further growth in the Company’s net asset value and the prospects for an equity or other financing at another time.

      The issuance of additional shares of Common Stock will also have an effect on the gross amount of management fees paid by the Company to the Investment Adviser. The Investment Advisory Agreement with the Investment Adviser provides for a management fee payable to the Investment Adviser as compensation for managing the Company’s investment portfolio. The management fee is computed as a percentage of the Company’s average net assets. The increase in the Company’s assets resulting from any such issuance would cause a corresponding increase in the gross amount of management fees paid to the Investment Advisor, but would not increase or decrease the management fee as a percentage of assets. Certain officers and directors of the Company are also owners of interests in the Investment Adviser.

Board Recommendation and Vote Required

      We believe this proposal is important because of the flexibility it would provide the Company to raise additional equity capital at prices below its net asset value per share so that the Company can continue to grow and expand its portfolio company investments. Consequently, the Board recommends that the stockholders vote “FOR” this proposal.

      Each of the directors supports and recommends the proposal set forth in this proxy statement except as noted below.

      Phillip Goldstein, a director of the Company, has informed the Company in writing that he intends to oppose the proposal set forth in this proxy statement.

The Board recommends that you vote FOR the authorization of the Company, for a period of one year, to sell shares of its Common Stock with a value of up to $100 million in the aggregate, in one or more offerings, at prices per share below the then-current net asset value per share.

STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND BENEFICIAL OWNERS

      The following table sets forth as of August 30, 2001, the number of shares of the Company’s Common Stock beneficially owned by each of its directors and executive officers and all directors and executive officers as a group, according to information furnished to the Company by such persons. The address for each of the directors and executive officers is 20600 Chagrin Boulevard, Suite 1150, Cleveland, Ohio 44122.

	Amount and Nature of		Percent
Name	Beneficial Ownership		of Class(1)

L. Patrick Bales	8,800	(2)(3)	*

Benjamin F. Bryan	12,643	(2)(3)	*

Paul H. Cascio(4)	68,445	(2)(5)	1.77%

Michael J. Finn(4)	114,237	(2)(6)	2.92%

Phillip Goldstein	260,300	(7)	6.83%

Tab A. Keplinger	34,584	(2)(8)	*

Richard Moodie	18,000	(2)(3)	*

James P. Oliver	4,000	(2)(9)	*

Robert P. Pinkas(4)	379,322	(2)(10)	9.17%

Peter Saltz	15,000	(2)(9)	*

James M. Smith	4,000	(2)(9)	*

Shawn M. Wynne			—

All Directors and Executive Officers as a Group (12 persons)	919,331		21.03%

*	Shares owned are less than one percent of class.

(1)	Based on 3,810,535 shares outstanding as of August 30, 2001.

(2)	Such person has sole voting and investment power with respect to the shares indicated as beneficially owned.

(3)	Includes 8,000 shares subject to stock option grants.

(4)	Owner of interest in the Investment Adviser.

(5)	Includes 58,334 shares subject to stock option grants. Excludes 41,666 unvested shares subject to stock option grants.

(6)	Includes 108,334 shares subject to stock option grants. Excludes 41,666 unvested shares subject to stock option grants.

(7)	Information regarding share ownership was obtained from the Schedule 13D that Phillip Goldstein and Andrew Dakos filed jointly as a group on May 22, 2001. Mr. Goldstein reported beneficial ownership of 253,400 shares of the Company’s Common Stock and Mr. Dakos reported beneficial ownership of 6,900 shares of the Company’s Common Stock. Because they filed the Schedule 13D as a group, we have aggregated their share ownership for purposes of this table. Mr. Goldstein reported sole voting power as to 156,500 shares of Common Stock, shared voting power as to 7,000 shares, and sole investment power as to 253,400 shares. Mr. Dakos reported sole voting and investment power as to 4,000 shares of Common Stock and shared voting investment power as to 2,900 shares.

(8)	Includes 33,334 shares subject to stock option grants. Excludes 41,666 unvested shares subject to stock option grants.

(9)	Includes 4,000 shares subject to stock option grants.

(10)	Includes 325,000 shares subject to stock option grants. Excludes 125,000 unvested shares subject to stock option grants.

     The following table sets forth information about one person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of its Common Stock:

	Amount and
	Nature of
Name and Address	Beneficial	Percent
of Beneficial Owner	Ownership	of Class

Maxus Investment Group	515,500 (1)	12.5%
1301 East Ninth Street,
Suite 3600
Cleveland, Ohio 44114-1800

(1)	Information regarding share ownership was obtained from the Schedule 13D filed by Maxus Investment Group on January 26, 1999. All of the reporting persons and entities known as Maxus Investment Group reported sole voting and investment power as to 60,000 shares of the Company’s Common Stock and shared voting and investment power as to 455,500 shares of the Company’s Common Stock.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

      Any stockholder who is the record or beneficial owner of at least 1% or $2,000 in market value of the Company’s Common Stock entitled to be voted at the Company’s 2002 Annual Meeting (the “Annual Meeting”) and who has held such Common Stock for at least one year may present a proposal at the Annual Meeting.

      A stockholder who intends to present a proposal at the Annual Meeting, and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that meeting, must deliver the proposal to the Company by February 15, 2002. The Company must receive notice of all other stockholder proposals for the Annual Meeting no later than May 12, 2002 or earlier than April 12, 2002, or the Company will consider them untimely, in which case the Company’s proxy shall confer discretionary voting authority regarding those stockholder proposals.

OTHER MATTERS

      Management does not know of any other matters that will come before the Special Meeting. In case any other matter should properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

      In the event that sufficient votes in favor of the proposals set forth in the Notice of the Special Meeting of Stockholders and Proxy Statement are not received by the time scheduled for the Special Meeting, the individuals named as proxies may move for one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares of Common Stock present at the Special Meeting.

ANNUAL REPORT

      The Company’s financial statements are contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the “Annual Report”), which previously has been provided to stockholders. Such report, and the financial statements contained therein, are not to be considered as part of this soliciting material. A copy of the Annual Report is available without charge upon request. Please direct your request to Brantley Capital Corporation, Attention: Tab A. Keplinger, 20600 Chagrin Boulevard, Suite 1150, Cleveland, Ohio 44122, phone number: (216) 283-4800. A self-addressed postage paid card for requesting a copy of the Annual Report is provided with this proxy statement for your convenience.

***********************

      Please sign, date and return the proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your proxy will save the expense of further mailings.

By order of the Board of Directors

PAUL H. CASCIO,
Vice President and Secretary

            , 2001

BRANTLEY CAPITAL CORPORATION

PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRANTLEY CAPITAL CORPORATION.

The undersigned hereby appoints Robert P. Pinkas and Michael J. Finn, and each of them, the proxies of the undersigned, with full power of substitution, to vote all Common Stock of Brantley Capital Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of Brantley Capital Corporation, on             , 2001, and at any adjournments thereof.

IF NO INSTRUCTION IS INDICATED, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED “FOR” THE APPROVAL OF THE PROPOSAL LISTED ON THIS PROXY.

PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE

NOTE: THE SIGNATURE(S) ON THIS PROXY SHOULD CORRESPOND WITH THE NAME(S) IN WHICH YOUR STOCK IS REGISTERED. WHEN STOCK IS REGISTERED JOINTLY IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. A PROXY GIVEN BY A CORPORATION SHOULD BE SIGNED IN THE CORPORATE NAME BY THE CHAIRMAN OF ITS BOARD OF DIRECTORS, ITS PRESIDENT, VICE PRESIDENT, SECRETARY OR TREASURER.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

PLEASE MARK VOTES

[X]	AS IN THIS EXAMPLE

BRANTLEY CAPITAL CORPORATION

	FOR	AGAINST	ABSTAIN
1.	Authority to Sell, For a Period of One Year, Shares
of Common Stock With a Value of Up to $100 Million in
the Aggregate, in One or More Offerings, at Prices
Per Share Below the Then-Current Net Asset Value Per
Share.	[ ]	[ ]	[ ]

Mark box at right

if an address change or

comment has been noted	[ ]

on the reverse side

of this card

RECORD DATE SHARES:

Date
Please be sure to sign and date this Proxy.

Stockholder sign here	Co-owner sign here ________________

DETACH CARD	DETACH CARD